EXHIBIT 21

SUBSIDIARIES OF CAMPBELL

Name of Subsidiary and Name Under Which It Does Business	Jurisdiction of Incorporation
1035 Line Company	Delaware
BF Bolthouse Holdco LLC	Delaware
Bolthouse Holding Corp.	Delaware
Bolthouse Investment Company	Delaware
Bolthouse Juice Holdings, LLC	Delaware
Bolthouse Juice Products, LLC	Delaware
AB Australasia Pty Limited	Australia
Arnott's Biscuit Company Singapore Pte. Ltd	Singapore
Arnotts Biscuits Holdings Pty Limited	Australia
Arnott's Biscuits Limited	Australia
Arnotts Limited	Australia
Arnott's New Zealand Limited	New Zealand
Arnott's Sales Pty Limited	Australia
Arnott's Foundation Pty. Limited	Australia
Aulsebrooks Limited	New Zealand
Bolthouse do Brasil, Ltd.	Brazil
Bolthouse Farms Canada, Inc.	Canada
Bolthouse Farms Japan YK	Japan
CAH Corporation	Delaware
Campbell Argentina S.A	Argentina
Campbell Australasia Pty Ltd	Australia
Campbell Belgium Holding N.V.	Belgium
Campbell Canada Holdings Ltd.	Canada
Campbell Canada Limited Partnership	Canada
Campbell Cheong Chan Malaysia Sdn Bhd	Malaysia
Campbell Company of Canada	Canada
Campbell EU Investment Company	Delaware
Campbell Finance B.V.	Netherlands
Campbell Finance Corp. LLC	Delaware
Campbell Finance 2 Corp.	Delaware
Campbell Foods Belgium n.v./s.a.	Belgium
Campbell Foodservice Company	Pennsylvania
Campbell France Holding SAS	France
Campbell France SAS	France
Campbell France Sauces SAS	France
Campbell International Holdings Inc.	Delaware
Campbell Investment (Australia) Pty. Limited	Australia
Campbell Investment Company	Delaware
Campbell Investment Company of Canada Ltd.	Canada
Campbell Japan Incorporated	Japan
Campbell Jin Bao Tang, Inc.	Delaware
Campbell MFG 1 Company	Delaware
Campbell Luxembourg S.a.r.l.	Luxembourg

Name of Subsidiary and Name Under Which It Does Business	Jurisdiction of Incorporation
Campbell Netherlands Holding B.V.	Netherlands
Campbell Sales Company	New Jersey
Campbell Soup Asia Limited	Hong Kong
Campbell Soup Dominicana, S.A.	Dominican Republic
Campbell Soup Finland Oy	Finland
Campbell Soup LLC	Russia
Campbell Soup Sweden AB	Sweden
Campbell Soup Supply Company L.L.C.	Delaware
Campbell Soup Trading (Shanghai) Company Limited	China
Campbell Southeast Asia Sdn Bhd	Malaysia
Campbell Swire (HK) Ltd	Hong Kong
Campbell Swire Equipment Leasing Ltd	Hong Kong
Campbell Swire (Xiamen) Co Ltd	China
Campbell Urban Renewal Corporation	New Jersey
Campbell's de Mexico S.A. de C. V.	Mexico
Campbell's Foods (NZ) Ltd	New Zealand
Campbell's Germany GmbH	Germany
Campbell's LLC	Russia
Campbell's Netherlands B.V.	Netherlands
Campbell's U.K. Limited	United Kingdom
CANEB L.L.C.	Delaware
CanFin Holdings Inc.	Delaware
CanFin 2 Holdings LLC	Delaware
Fresh Logistics, LLC	Delaware
CASP Pty. Limited	Australia
CCHC Pty Ltd	Australia
CDM Servicios Comerciales y Administrativos, S.A. de C. V.	Mexico
CIRT Urban Renewal Corp.	New Jersey
Comercializadora Campbell de Guatemala, Limitada	Guatemala
Continental Foods S.A.	France
CRHC Pty. Ltd.	Australia
CSC Brands LP	Delaware
CSC Insights, Inc.	New Jersey
CSC Standards, Inc.	New Jersey
EDS Investments, LLC	New Jersey
EPL Properties Pty Limited	Australia
Eugen Lacroix GmbH	Germany
Helios Malaysia Sdn Bhd	Malaysia
Jokisch Schnellgerichte GmbH	Germany
Joseph Campbell Company	New Jersey
Pepperidge Farm, Incorporated	Connecticut
Players Biscuits Pty. Ltd.	Australia
Players Group Limited	Australia
Plyfix Pty. Ltd.	Australia
PT Arnott's Indonesia	Indonesia
Stockpot Inc.	Washington
Swire Linx Trading (Shenzhen) Co Ltd	China

Name of Subsidiary and Name Under Which It Does Business	Jurisdiction of Incorporation
Wm. Bolthouse Farms, Inc.	Michigan

The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the SEC.